SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported) June 3, 2004


                         L & L FINANCIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


           NEVADA                      000-32505               91-2103949
   (State of Incorporation)     (Commission File Number)    (I.R.S. Employer
                                                           Identification No.)


                720 Third Avenue, Suite 1611, Seattle, WA 98104

               (Address of principal executive office) (Zip Code)

        Registrant's Telephone Number, Including Area Code (206) 264-8065


                                      N/A
          (Former name or former address if changed since last report)


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Item 1. Changes in Control of Registrant

N/A

Item 2. Acquisition or Disposition of Assets

N/A

Item 3. Bankruptcy or Receivership

N/A

Item 4. Change in the Registrant's Certifying Accountant

N/A

Item 5. Other Events and Regulation FD Disclosure

N/A


Item 6. Resignations of Registrant's Directors

The Board of Directors accepted the resignation of Ms. Kathy K C Au (wife of Dickson Lee) on June 1, 2004. Ms. Au resigned her position, to enhance the Registrant's continuing growth. The Board of Directors of the Registrant appointed Mr. Roy Olmsted as a board member on June 1, 2004. Mr. Olmsted is an experienced executive with 30 years of experience in information technology and telecommunications. Mr. Olmsted is the CEO of Tarrax Inc., a telecommunication provider in Toronto, Canada, a position he held since January 2001. Roy was the Vice President of Tandem Computer in Hong Kong (1993-2000). Mr. Olmsted is appointed as an Independent Director.

The Board of Directors accepted the resignation of Ms. Nicol Leung as Comptroller on May 28, 2004. Ms Leung planning to focus on her family matters, remains as a Board Member of the Registrant. Mr. Terry Lo was promoted as Acting Comptroller on May 28, 2004. Mr. Lo was a supervising accountant of the Registrant since September 2003. Terry was a senior auditor of a CPA firm from 1999 to 2003. Mr. Lo earned BBA degree from McGill University, Canada, in 1998.

Item 7. Financial Statements and Exhibits

N/A

Item 8. Change in Fiscal Year

N/A

Item 9. Regulation FD Disclosure

N/A


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 L & L FINANCIAL HOLDINGS, INC.


Date:  June 3, 2004              By:  /S/  Dickson Lee
                                      ___________________
                                      Dickson Lee, CEO


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